UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Rogers as CFO

On August 18, 2026, Baxter International Inc. (the “Company”) appointed John Rogers as Executive Vice President and Chief Financial Officer (“CFO”), effective as of October 1, 2026 (the “Transition Date”).

Mr. Rogers, 58, is joining the Company from Smith+Nephew plc, where he has served as CFO since 2024 after beginning with the company as CFO-designate in 2023. Before Smith+Nephew, he served as CFO of WPP plc from 2020 to 2023. Rogers previously held leadership roles with J Sainsbury plc, including as CEO of Sainsbury’s Argos from 2016 to 2019 and as CFO of Sainsbury’s from 2010 to 2016. Mr. Rogers has also served as an independent director and audit committee chair of Grab Holdings Limited since 2021 and of Travis Perkins plc between 2014 and 2021. Mr. Rogers holds a master’s degree in electrical engineering from Imperial College London and an MBA from INSEAD, and has completed the Advanced Management Program at Harvard Business School.

Mr. Rogers does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Rogers and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Rogers and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Company and Mr. Rogers entered into an offer letter (the “Offer Letter”), dated August 18, 2026, establishing the terms of Mr. Roger’s services as CFO. Mr. Rogers’s target direct compensation will comprise an annual base salary of $925,000, a target annual bonus opportunity under the Company’s Management Incentive Compensation Program of 100% of his annual base salary (including eligibility for a prorated bonus opportunity for 2026 based on the number of days worked in 2026), and participation in the Company’s annual equity program (beginning with the 2027 annual equity grant) with a target annual equity grant value of $4,000,000 (the “LTI Target Value”). He will be eligible to participate in the Company’s Executive Severance and Change in Control Plan.

Mr. Rogers is also eligible to receive two off-cycle equity grants pursuant to the Company’s Second Amended and Restated 2021 Incentive Plan (the “Plan”) as compensation for the unvested portion of certain equity awards previously granted by Mr. Rogers’ prior employer, which will be granted on the first quarterly off cycle grant date on or after the Transition Date, comprising: (i) an award with a target grant value equal to the LTI Target Value, prorated for the number of days worked in 2026, consisting of 50% performance-based restricted stock units, 25% restricted stock units and 25% stock options and (ii) a target grant value of $3,861,494, consisting of 50% performance-based restricted stock units and 50% restricted stock units. The restricted stock units and stock options will vest one-third per year on the first three anniversaries of the grant date and the performance period against which the performance-based restricted stock units will be measured will be January 1, 2026 through December 21, 2028 using the metric and targets set for that performance period for all other eligible participants under the Company’s long-term incentive program. In addition, Mr. Rogers will receive a sign-on bonus of $2,827,629, to replace certain incentive compensation to which he would have been entitled at his prior employer had he remained, which amount he will be required to repay in full if his employment with the Company is terminated for any reason by him or by the Company (except through death, permanent disability or a qualifying termination for which he is eligible for severance under the Company’s Executive Severance and Change in Control Plan) within 12 months of his start date, or 50% upon the same occurring within 12 to 24 months of his start date.

The above description of the Offer Letter is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Andrew Hider as Interim CFO

As previously announced, Anita Zielinski, the Company’s Interim Chief Financial Officer and Senior Vice President, Chief Accounting Officer and Controller, will depart the Company, effective as of September 15, 2026. The Company has appointed Andrew Hider, the Company’s President and Chief Executive Officer, to serve as interim CFO of the Company during the anticipated two-week interim period from September 15, 2026 until the Transition Date. Mr. Hider will also continue to serve in his current role and retain his responsibilities as President and Chief Executive Officer, which responsibilities will continue past the Transition Date.

Mr. Hider does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Hider and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Hider and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Hider will not be receiving any additional compensation in connection with his service as interim CFO.

Appointment of Bernie Heine as Interim CAO and Controller

In addition, the Company appointed Bernie Heine, the Company’s Assistant Controller, as Associate Vice President, Finance, interim Chief Accounting Officer (“CAO”) and Controller of the Company effective September 15, 2026 while the Company undertakes an executive search process for a permanent CAO. Mr. Heine will also continue to serve in his current role and retain his responsibilities as Assistant Controller during this search.

Mr. Heine, 40, joined the Company in 2023 as Senior Director, Finance – Assistant Controller. Before joining the Company, he worked for PricewaterhouseCoopers LLP for 15 years, most recently, beginning in 2018, as an Assurance Director. Mr. Heine holds an integrated bachelor’s degree and master’s degree in professional accountancy from Illinois State University.

Mr. Heine does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Heine and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Heine and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Heine’s appointment, the Company entered into amended compensation arrangements with Mr. Heine providing the following additional compensation effective as of his appointment date and for so long as Mr. Heine serves as interim CAO and Controller: a payment of $15,000 per month for each month Mr. Heine serves in this capacity, and a one-time special award of restricted stock units pursuant to the Plan, with a grant date value equal to $250,000, which will be granted on September 1, 2026 and which will be scheduled to vest on the third anniversary of the grant date.

Item 7.01	Regulation FD Disclosure

On August 19, 2026, the Company issued a press release announcing, among other things, the appointment of Mr. Rogers as the Company’s CFO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, effective as of August 18, 2026, by and between John Rogers and the Company

99.1	Press Release Dated August 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: August 19, 2026	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary